Exhibit 99.1

RE/MAX HOLDINGS, INC. REPORTS THIRD QUARTER 2025 RESULTS

Total Revenue of $73.3 Million, Adjusted EBITDA of $25.8 Million

DENVER, October 30, 2025

Third Quarter 2025 Highlights

(Compared to third quarter 2024 unless otherwise noted)

▪	Total Revenue decreased 6.7% to $73.3 million
▪	Revenue excluding the Marketing Funds[1] decreased 5.6% to $55.1 million, driven by a negative 5.4% organic revenue growth[2] and 0.2% adverse foreign currency movements
▪	Net income attributable to RE/MAX Holdings, Inc. of $4.0 million and income per diluted share (GAAP EPS) of $0.19
▪	Adjusted EBITDA[3] decreased 5.6% to $25.8 million, Adjusted EBITDA margin[3] of 35.2% and Adjusted earnings per diluted share (Adjusted EPS3) of $0.37
▪	Total agent count increased 1.4% to 147,547 agents
▪	U.S. and Canada combined agent count decreased 5.1% to 74,198 agents
▪	Total open Motto Mortgage franchises decreased 10.3% to 210 offices[4]

RE/MAX Holdings, Inc. (the “Company” or “RE/MAX Holdings”) (NYSE: RMAX), parent company of REMAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage (“Motto”), the first and only national mortgage brokerage franchise brand in the U.S., today announced operating results for the quarter ended September 30, 2025.

“Our total REMAX agent count reached another all-time high this quarter, fueled by steady global growth and the strongest third-quarter U.S. agent count results we’ve had in three years. Based on feedback from the membership, we believe our mix of new ideas, new products and new systems is enhancing our value proposition and generating great energy within the network. At the same time, our constant focus on operational excellence is driving profitability and margin performance exceeding expectations,” said Erik Carlson, Chief Executive Officer of RE/MAX Holdings.

Continued Carlson: “In both the REMAX and Motto Mortgage networks, we’re leaning heavily into innovation to deliver an elevated experience to affiliates and the consumers they serve. Many of our new offerings, like the recently launched AI-powered REMAX Marketing as a Service (“MaaS”) platform, leverage the strength of our scale to create new competitive advantages. We also introduced two more optional economic models for REMAX – Appreciate and Ascend – that build on the success of Aspire and give U.S. franchisees even more flexibility in recruiting and retaining productive professionals. Lastly, we’ve rounded out our executive leadership team with two highly respected industry veterans: Vic Lombardo, President of Mortgage Services, and Tom Flanagan, Chief Digital Information Officer. Both are already contributing fresh strategies to help affiliates win more business, save time and become more profitable.”

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 1 of 16

Third Quarter 2025 Operating Results

Agent Count

The following table compares agent count as of September 30, 2025 and 2024:

	As of September 30,		Change
	2025	2024	#	%
U.S.	49,178	52,808	(3,630)	(6.9)
Canada	25,020	25,393	(373)	(1.5)
Subtotal	74,198	78,201	(4,003)	(5.1)
Outside the U.S. & Canada	73,349	67,282	6,067	9.0
Total	147,547	145,483	2,064	1.4

Revenue

RE/MAX Holdings generated revenue of $73.3 million in the third quarter of 2025, a decrease of $5.2 million, or 6.7%, compared to $78.5 million in the third quarter of 2024. Revenue excluding the Marketing Funds was $55.1 million in the third quarter of 2025, a decrease of $3.3 million, or 5.6%, versus the same period in 2024. The decrease in Revenue excluding the Marketing Funds was attributable to a decline in organic revenue of 5.4% and adverse foreign currency movements of 0.2%. The decline in organic revenue was driven by a decrease in U.S. agent count, and, to a lesser extent, incentives related to recently introduced modifications to the Company’s standard fee models, including the Aspire program, partially offset by an increase in revenue from advertising revenue on the Company’s flagship websites.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, decreased $3.7 million, or 9.6%, compared to the third quarter of 2024 and accounted for 63.6% of Revenue excluding the Marketing Funds in the third quarter of 2025 compared to 66.4% in the prior-year period.

Operating Expenses

Total operating expenses were $54.9 million for the third quarter of 2025, a decrease of $8.3 million, or 13.2%, compared to $63.3 million in the third quarter of 2024. Third quarter 2025 total operating expenses decreased primarily due to lower Selling, operating, and administrative expenses, Settlement and impairment charges, Marketing Funds, and Depreciation and amortization expenses.

Selling, operating and administrative expenses were $32.5 million in the third quarter of 2025, a decrease of $3.5 million, or 9.7%, compared to the third quarter of 2024 and represented 58.9% of Revenue excluding the Marketing Funds, compared to 61.5% in the prior-year period. Third quarter 2025 Selling, operating and administrative expenses decreased primarily due to certain lower personnel expenses and a reduction in other events, partially due to their timing, offset by higher investments in technology and our flagship websites, and an increase in bad debt, legal expenses and the estimated fair value of the contingent consideration liability.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $4.0 million for the third quarter of 2025 compared to net income of $1.0 million for the third quarter of 2024. Reported basic and diluted GAAP earnings per share were $0.20 and $0.19, respectively for the third quarter of 2025 compared to basic and diluted GAAP earnings per share of $0.05 each in the third quarter of 2024.

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 2 of 16

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $25.8 million for the third quarter of 2025, a decrease of $1.5 million, or 5.6%, compared to the third quarter of 2024. Third quarter 2025 Adjusted EBITDA decreased primarily due to lower revenue from the declines in U.S. agent count, a decline in revenue as a result of recently implemented changes to the Company’s existing fee models, including the Aspire program, increases in expenses related to higher investments in technology and our flagship websites, and an increase in bad debt and legal expenses, offset by certain lower personnel-related expenses and increased advertising revenue on our flagship websites. Adjusted EBITDA margin was 35.2% in the third quarter of 2025, compared to 34.8% in the third quarter of 2024.

Adjusted basic and diluted EPS were $0.38 and $0.37 respectively for the third quarter of 2025 compared to Adjusted basic and diluted EPS of $0.39 and $0.38, respectively for the third quarter of 2024. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended September 30, 2025, assumes RE/MAX Holdings owned 100% of RMCO, LLC (“RMCO”). The weighted average ownership RE/MAX Holdings had in RMCO was 61.5% for the quarter ended September 30, 2025.

Balance Sheet

As of September 30, 2025, the Company had cash and cash equivalents of $107.5 million, an increase of $10.9 million from December 31, 2024. As of September 30, 2025, the Company had $437.9 million of outstanding debt, net of an unamortized debt discount and issuance costs, compared to $440.8 million as of December 31, 2024.

Share Repurchases and Retirement

As previously disclosed, in January 2022 the Company’s Board of Directors authorized a common stock repurchase program of up to $100 million. During the three months ending September 30, 2025, the Company did not repurchase any shares. As of September 30, 2025, $62.5 million remained available under the share repurchase program.

Outlook

The Company’s third quarter and full year 2025 Outlook assumes no further currency movements, acquisitions, or divestitures.

For the fourth quarter of 2025, RE/MAX Holdings expects:

▪	Agent count to increase 0.0% to 1.5% over fourth quarter 2024;
▪	Revenue in a range of $69.5 million to $73.5 million (including revenue from the Marketing Funds in a range of $17.0 million to $19.0 million); and
▪	Adjusted EBITDA in a range of $19.0 million to $23.0 million.

For the full year 2025, the Company now expects:

▪	Agent count in a range from 0.0% to positive 1.5% over full year 2024
▪	Revenue in a range of $290.0 million to $294.0 million (including revenue from the Marketing Funds in a range of $72.0 million to $74.0 million), a change from $290.0 million to $296.0 million (including revenue from the Marketing Funds in a range of $72.0 million to $74.0 million); and
▪	Adjusted EBITDA in a range of $90.0 million to $94.0 million, a change from $90.0 million to $95.0 million.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, October 31, 2025, beginning at 8:30 a.m. Eastern Time. Interested parties can register in advance for the conference call using the link below:

https://registrations.events/direct/Q4I9411539

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 3 of 16

Interested parties also can access a live webcast through the Investor Relations section of the Company’s website at http://investors.remaxholdings.com. Please dial in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company’s website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnotes:

1Revenue excluding the Marketing Funds is a non-GAAP measure of financial performance that differs from U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and a reconciliation to the most directly comparable U.S. GAAP measure is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue excluding the Marketing Funds:
Total revenue	$73,247	$78,478	$220,464	$235,218
Less: Marketing Funds fees	18,142	20,098	55,279	60,331
Revenue excluding the Marketing Funds	$55,105	$58,380	$165,185	$174,887

2The Company defines organic revenue growth as revenue growth from continuing operations excluding (i) revenue from Marketing Funds, (ii) revenue from acquisitions, and (iii) the impact of foreign currency movements. The Company defines revenue from acquisitions as the revenue generated from the date of an acquisition to its second anniversary (excluding Marketing Funds revenue related to acquisitions where applicable).

3Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

4Total open Motto Mortgage franchises includes only “bricks and mortar” offices with a unique physical address with rights granted by a full franchise agreement with Motto Franchising, LLC and excludes any “virtual” offices or BranchiseSM offices.

# # #

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world’s leading franchisors in the real estate industry, franchising real estate brokerages globally under the REMAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. REMAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 145,000 agents in nearly 9,000 offices and a presence in more than 110 countries and territories, nobody in the world sells more real estate than REMAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX Holdings launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage, the first and only national mortgage brokerage franchise brand in the U.S., has offices across more than 40 states.

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 4 of 16

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to agent count; Motto open offices; franchise sales; revenue; the Company’s outlook for the fourth quarter and full year 2025; non-GAAP financial measures; housing and mortgage market conditions; the Company’s commitment to innovation and delivering an elevated experience; enhancing our value proposition; our profitability and margin performance exceeding expectations; our new MaaS platform and economic models and the impact thereof; and our strengthened leadership team. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, including enacted and proposed tariffs and other trade policies which could impact the global economy, (3) the Company’s ability to attract and retain quality franchisees, (4) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company’s ability to enhance, market, and protect its brands, (7) the Company’s ability to implement its technology initiatives, (8) risks related to recent changes in the Company’s leadership team, (9) fluctuations in foreign currency exchange rates, (10) the nature and amount of the exclusion of charges in future periods when determining Adjusted EBITDA is subject to uncertainty and may not be similar to such charges in prior periods, and (11) those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Investor Contact:	Media Contact:
Joe Schwartz	Kimberly Golladay
(303) 796-3693	(303) 224-4258
joe.schwartz@remax.com	kgolladay@remax.com

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 5 of 16

TABLE 1

RE/MAX Holdings, Inc.
Consolidated Statements of Income (Loss)
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Continuing franchise fees	$27,445	$30,798	$85,788	$92,223
Annual dues	7,619	7,969	23,101	24,345
Broker fees	14,899	14,915	39,784	40,159
Marketing Funds fees	18,142	20,098	55,279	60,331
Franchise sales and other revenue	5,142	4,698	16,512	18,160
Total revenue	73,247	78,478	220,464	235,218
Operating expenses:
Selling, operating and administrative expenses	32,453	35,932	109,369	116,488
Marketing Funds expenses	18,142	20,098	55,279	60,331
Depreciation and amortization	6,443	7,237	19,633	22,489
Settlement and impairment charges	(2,104)	—	(1,542)	—
Total operating expenses	54,934	63,267	182,739	199,308
Operating income (loss)	18,313	15,211	37,725	35,910
Other expenses, net:
Interest expense	(8,054)	(9,249)	(23,960)	(27,696)
Interest income	898	885	2,647	2,835
Foreign currency transaction gains (losses)	94	74	334	(568)
Total other expenses, net	(7,062)	(8,290)	(20,979)	(25,429)
Income (loss) before provision for income taxes	11,251	6,921	16,746	10,481
Provision for income taxes	(3,789)	(3,507)	(5,822)	(6,484)
Net income (loss)	$7,462	$3,414	$10,924	$3,997
Less: net income (loss) attributable to non-controlling interest	3,476	2,448	4,211	2,679
Net income (loss) attributable to RE/MAX Holdings, Inc.	$3,986	$966	$6,713	$1,318

Net income (loss) attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.20	$0.05	$0.34	$0.07
Diluted	$0.19	$0.05	$0.33	$0.07
Weighted average shares of Class A common stock outstanding
Basic	20,043,339	18,863,793	19,767,686	18,733,190
Diluted	20,682,749	19,483,798	20,262,647	19,063,279

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 6 of 16

TABLE 2

RE/MAX Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	As of
	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$107,476	$96,619
Restricted cash	76,240	72,668
Accounts and notes receivable, net of allowances	31,650	27,807
Income taxes receivable	7,659	7,592
Other current assets	12,294	13,825
Total current assets	235,319	218,511
Property and equipment, net of accumulated depreciation	6,438	7,578
Operating lease right of use assets	13,875	17,778
Franchise agreements, net	70,296	81,186
Other intangible assets, net	10,932	13,382
Goodwill	238,691	237,239
Income taxes receivable, net of current portion	355	355
Other assets, net of current portion	6,297	5,565
Total assets	$582,203	$581,594
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$3,885	$5,761
Accrued liabilities	101,500	110,859
Income taxes payable	183	541
Deferred revenue	22,736	22,848
Debt	4,600	4,600
Payable pursuant to tax receivable agreements	779	1,537
Operating lease liabilities	9,065	8,556
Total current liabilities	142,748	154,702
Debt, net of current portion	433,287	436,243
Deferred tax liabilities	8,921	8,448
Deferred revenue, net of current portion	13,189	14,778
Operating lease liabilities, net of current portion	15,858	22,669
Other liabilities, net of current portion	3,048	3,148
Total liabilities	617,051	639,988
Commitments and contingencies
Stockholders' equity (deficit):
Class A common stock, par value $.0001 per share, 180,000,000 shares authorized; 20,052,736 and 18,971,435 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	2
Class B common stock, par value $.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	576,213	565,072
Accumulated deficit	(127,354)	(133,727)
Accumulated other comprehensive income (deficit), net of tax	(731)	(1,864)
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	448,130	429,483
Non-controlling interest	(482,978)	(487,877)
Total stockholders' equity (deficit)	(34,848)	(58,394)
Total liabilities and stockholders' equity (deficit)	$582,203	$581,594

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 7 of 16

TABLE 3

RE/MAX Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$10,924	$3,997
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,633	22,489
Equity-based compensation expense	12,313	14,443
Bad debt expense	2,118	1,039
Deferred income tax expense (benefit)	407	434
Fair value adjustments to contingent consideration	(84)	(300)
Settlement and impairment charges	(1,542)	—
Non-cash lease benefit	(2,545)	(2,110)
Non-cash debt charges	644	646
Payment of contingent consideration in excess of acquisition date fair value	—	(360)
Other, net	342	213
Changes in operating assets and liabilities	(14,255)	2,376
Net cash provided by operating activities	27,955	42,867
Cash flows from investing activities:
Purchases of property, equipment and capitalization of software	(4,622)	(5,821)
Other	(500)	698
Net cash used in investing activities	(5,122)	(5,123)
Cash flows from financing activities:
Payments on debt	(3,450)	(3,450)
Debt amendment costs	(150)	—
Dividends and dividend equivalents paid to Class A common stockholders	(341)	(591)
Payments related to tax withholding for share-based compensation	(4,429)	(2,548)
Payment of contingent consideration	(791)	—
Other financing	(30)	(21)
Net cash used in financing activities	(9,191)	(6,610)
Effect of exchange rate changes on cash	787	(519)
Net increase in cash, cash equivalents and restricted cash	14,429	30,615
Cash, cash equivalents and restricted cash, beginning of period	169,287	125,763
Cash, cash equivalents and restricted cash, end of period	$183,716	$156,378

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 8 of 16

TABLE 4

RE/MAX Holdings, Inc.
Agent Count
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024	2024	2024	2023	2023
Agent Count:
U.S.
Company-Owned Regions	42,935	43,363	43,543	44,911	46,283	46,780	47,302	48,401	49,576
Independent Regions	6,243	6,306	6,311	6,375	6,525	6,626	6,617	6,730	6,918
U.S. Total	49,178	49,669	49,854	51,286	52,808	53,406	53,919	55,131	56,494
Canada
Company-Owned Regions	20,045	20,060	20,227	20,311	20,515	20,347	20,151	20,270	20,389
Independent Regions	4,975	4,906	4,929	4,860	4,878	4,846	4,885	4,898	4,899
Canada Total	25,020	24,966	25,156	25,171	25,393	25,193	25,036	25,168	25,288
U.S. and Canada Total	74,198	74,635	75,010	76,457	78,201	78,599	78,955	80,299	81,782
Outside U.S. and Canada
Independent Regions	73,349	72,438	71,116	70,170	67,282	64,943	64,332	64,536	63,527
Outside U.S. and Canada Total	73,349	72,438	71,116	70,170	67,282	64,943	64,332	64,536	63,527
Total	147,547	147,073	146,126	146,627	145,483	143,542	143,287	144,835	145,309

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 9 of 16

TABLE 5

RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income (Loss)
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (loss)	$7,462	$3,414	$10,924	$3,997
Depreciation and amortization	6,443	7,237	19,633	22,489
Interest expense	8,054	9,249	23,960	27,696
Interest income	(898)	(885)	(2,647)	(2,835)
Provision for income taxes	3,789	3,507	5,822	6,484
EBITDA	24,850	22,522	57,692	57,831
Settlement and impairment charges (1)	(2,104)	—	(1,542)	—
Equity-based compensation expense	2,999	4,618	12,313	14,443
Fair value adjustments to contingent consideration (2)	(100)	(437)	(84)	(300)
Restructuring charges (3)	(1)	(18)	2,736	(59)
Other adjustments (4)	124	605	206	2,444
Adjusted EBITDA (5)	$25,768	$27,290	$71,321	$74,359
Adjusted EBITDA Margin (5)	35.2%	34.8%	32.4%	31.6%

(1)	During the three months ended September 30, 2025, the Company recorded a cost recovery in connection with a previous settlement, that was received in the fourth quarter of 2025 from an escrow fund from a prior acquisition. This was partially offset by the settlement of an immaterial legal matter and an impairment recognized on an office lease in Canada, during the nine months ended September 30, 2025.
(2)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(3)	During the nine months ended September 30, 2025, the Company restructured its support services intended to further enhance the overall customer experience.
(4)	Other adjustments are primarily made up of employee retention-related expenses from the Company’s CEO transition in the prior year.
(5)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 10 of 16

TABLE 6

RE/MAX Holdings, Inc.
Adjusted Net Income (Loss) and Adjusted Earnings per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (loss)	$7,462	$3,414	$10,924	$3,997
Amortization of acquired intangible assets	4,423	4,672	13,223	15,085
Provision for income taxes	3,789	3,507	5,822	6,484
Add-backs:
Settlement and impairment charges (1)	(2,104)	—	(1,542)	—
Equity-based compensation expense	2,999	4,618	12,313	14,443
Fair value adjustments to contingent consideration (2)	(100)	(437)	(84)	(300)
Restructuring charges (3)	(1)	(18)	2,736	(59)
Other adjustments (4)	124	605	206	2,444
Adjusted pre-tax net income	16,592	16,361	43,598	42,094
Less: Provision for income taxes at 25% (5)	(4,148)	(4,091)	(10,900)	(10,524)
Adjusted net income (6)	$12,444	$12,270	$32,698	$31,570

Total basic pro forma shares outstanding	32,602,939	31,423,393	32,327,286	31,292,790
Total diluted pro forma shares outstanding	33,242,349	32,043,398	32,822,247	31,622,879

Adjusted net income basic earnings per share (6)	$0.38	$0.39	$1.01	$1.01
Adjusted net income diluted earnings per share (6)	$0.37	$0.38	$1.00	$1.00

(1)	During the three months ended September 30, 2025, the Company recorded a cost recovery in connection with a previous settlement, that was received in the fourth quarter of 2025 from an escrow fund from a prior acquisition. This was partially offset by the settlement of an immaterial legal matter and an impairment recognized on an office lease in Canada, during the nine months ended September 30, 2025.
(2)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(3)	During the nine months ended September 30, 2025, the Company restructured its support services intended to further enhance the overall customer experience.
(4)	Other adjustments are primarily made up of employee retention-related expenses from the Company’s CEO transition in the prior year.
(5)	The long-term tax rate assumes the exchange of all outstanding non-controlling interest partnership units for Class A Common Stock that (a) removes the impact of unusual, non-recurring tax matters and (b) does not estimate the residual impacts to foreign taxes of additional step-ups in tax basis from an exchange because that is dependent on stock prices at the time of such exchange and the calculation is impracticable.
(6)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 11 of 16

TABLE 7

RE/MAX Holdings, Inc.
Pro Forma Shares Outstanding
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	20,043,339	18,863,793	19,767,686	18,733,190
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	32,602,939	31,423,393	32,327,286	31,292,790

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	20,043,339	18,863,793	19,767,686	18,733,190
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	639,410	620,005	494,961	330,089
Total diluted pro forma weighted average shares outstanding	33,242,349	32,043,398	32,822,247	31,622,879

(1)	In accordance with the treasury stock method.

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 12 of 16

TABLE 8

RE/MAX Holdings, Inc.
Adjusted Free Cash Flow & Unencumbered Cash
(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Cash flow from operations	$27,955	$42,867
Less: Purchases of property, equipment and capitalization of software	(4,622)	(5,821)
(Increases) decreases in restricted cash of the Marketing Funds (1)	2,021	(1,959)
Adjusted free cash flow (2)	25,354	35,087

Adjusted free cash flow (2)	25,354	35,087
Less: Tax/Other non-dividend distributions to RIHI	—	—
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	25,354	35,087

Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	25,354	35,087
Less: Debt principal payments	(3,450)	(3,450)
Unencumbered cash generated (2)	$21,904	$31,637

Summary
Cash flow from operations	$27,955	$42,867
Adjusted free cash flow (2)	$25,354	$35,087
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	$25,354	$35,087
Unencumbered cash generated (2)	$21,904	$31,637

Adjusted EBITDA (2)	$71,321	$74,359
Adjusted free cash flow as % of Adjusted EBITDA (2)	35.5%	47.2%
Adjusted free cash flow less distributions to RIHI as % of Adjusted EBITDA (2)	35.5%	47.2%
Unencumbered cash generated as % of Adjusted EBITDA (2)	30.7%	42.5%

(1)	This line reflects any subsequent changes in the restricted cash balance (which under GAAP reflects as either (a) an increase or decrease in cash flow from operations or (b) an incremental amount of purchases of property and equipment and capitalization of developed software) to remove the impact of changes in restricted cash in determining adjusted free cash flow.
(2)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 13 of 16

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Revenue excluding the Marketing Funds, Adjusted EBITDA and the ratios related thereto, Adjusted net income (loss), Adjusted basic and diluted earnings per share (Adjusted EPS) and adjusted free cash flow. These measures are derived based on methodologies other than in accordance with U.S. GAAP.

Revenue excluding the Marketing Funds is calculated directly from our consolidated financial statements as Total revenue less Marketing Funds fees.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, restructuring charges and other non-recurring items. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company’s results of operations. The Company’s management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company’s results as reported under U.S. GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	these measures do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on its debt;

•	these measures do not reflect the Company’s income tax expense or the cash requirements to pay its taxes;

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 14 of 16

•	these measures do not reflect the cash requirements to pay dividends to stockholders of the Company’s Class A common stock and tax and other cash distributions to its non-controlling unitholders;

•	these measures do not reflect the cash requirements pursuant to the tax receivable agreements;

•	these measures do not reflect the cash requirements for share repurchases;

•	these measures do not reflect the cash requirements for the settlements of certain industry class-action lawsuits and other legal settlements;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;

•	although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and

•	other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain or loss on sale or disposition of assets and sublease, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gains or losses from changes in the tax receivable agreement liability, expense or income related to changes in the fair value measurement of contingent consideration, restructuring charges and other non-recurring items. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income (loss) is calculated as Net income (loss) attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company’s operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, non-cash impairment charges, acquisition-related expense, restructuring charges and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (loss) (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 15 of 16

When used in conjunction with GAAP financial measures, Adjusted net income (loss) and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company’s performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

•	facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;

•	facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company’s operating performance; and

•	eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company’s operating performance.

Adjusted free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to adjusted free cash flow is removed. The Company believes adjusted free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential Independent Region and strategic acquisitions, dividend payments or other strategic uses of cash.

Adjusted free cash flow after tax and non-dividend distributions to RIHI, Inc. (“RIHI”), an entity majority owned and controlled by David Liniger, our Chairman and Co-Founder, and by Gail Liniger, our Vice Chair Emerita and Co-Founder, is calculated as adjusted free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company’s consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company’s ongoing tax and non-dividend distribution obligations to its non-controlling interest, adjusted free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as adjusted free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company’s excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

RE/MAX Holdings, Inc. – Third Quarter 2025	Page 16 of 16